================================================================================

                            CANBERRA INDUSTRIES, INC.
                    (to be renamed Packard BioScience Company
                   upon consummation of the Recapitalization)

                            (a Delaware corporation)

                                  $150,000,000

                    9 3/8% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT


Dated: February 21, 1997

================================================================================

PURCHASE AGREEMENT...........................................................1
      SECTION 1.     Representations and Warranties..........................4
            (a)      Representations and Warranties by the Company...........4
                     (i)      Similar Offerings..............................4
                     (ii)     Offering Memorandum............................4
                     (iii)    Independent Accountants........................4
                     (iv)     Financial Statements...........................5
                     (v)      No Material Adverse Change in Business.........5
                     (vi)     Good Standing of the Company...................6
                     (vii)    Good Standing of Subsidiaries..................6
                     (viii)   Capitalization.................................6
                     (ix)     Authorization of Agreements....................7
                     (x)      Authorization of the Indenture.................7
                     (xi)     Authorization of the Securities................7
                     (xii)    Authorization of the New Credit Agreement......8
                     (xiii)   Authorization of the Recapitalization..........8
                     (xiv)    Description of the Securities, the Indenture
                                and the Transaction..........................9
                     (xv)     Absence of Defaults and Conflicts..............9
                     (xvi)    Absence of Labor Dispute.......................10
                     (xvii)   Absence of Proceedings.........................10
                     (xviii)  Possession of Intellectual Property............11
                     (xix)    License Agreements.............................11
                     (xx)     Absence of Further Requirements................12
                     (xxi)    Possession of Licenses and Permits.............12
                     (xxii)   Title to Property..............................13
                     (xxiii)  Tax Returns....................................13
                     (xxiv)   Insurance......................................14
                     (xxv)    Solvency.......................................14
                     (xxvi)   Stabilization or Manipulation..................14
                     (xxvii)  Environmental Laws.............................15
                     (xxviii) Registration Rights............................15
                     (xxix)   Accounting Controls............................16
                     (xxx)    Compliance With Cuba Act.......................16
                     (xxxi)   Investment Company Act.........................16
                     (xxxii)  Rule 144A Eligibility..........................16
                     (xxxiii) No General Solicitation........................16
                     (xxxiv)  No Registration Required.......................17

                     (xxxv)   No Directed Selling Efforts....................17
            (b)      Officer's Certificates..................................17
      SECTION 2.     Sale and Delivery to Initial Purchasers; Closing........17
            (a)      Securities..............................................17
            (b)      Payment.................................................18
            (c)      Qualified Institutional Buyer...........................18
            (d)      Denominations; Registration.............................19
      SECTION 3.     Covenants of the Company................................19
            (a)      Offering Memorandum.....................................19
            (b)      Notice and Effect of Material Events....................19
            (c)      Amendment to Offering Memorandum and Supplements........19
            (d)      Termination of Provisions...............................20
            (e)      Qualification of Securities for Offer and Sale..........20
            (f)      Integration.............................................20
            (g)      Rule 144A Information...................................20
            (h)      Restriction on Resales..................................21
            (i)      Use of Proceeds.........................................21
            (j)      Restriction on Sale of Securities.......................21
            (k)      DTC Clearance...........................................21
            (l)      Legends.................................................21
            (m)      Interim Financial Statements............................21
            (n)      Periodic Reports........................................21
            (o)      Recapitalization Documents..............................21
      SECTION 4.     Payment of Expenses.....................................22
            (a)      Expenses................................................22
            (b)      Termination of Agreement................................22
      SECTION 5.     Conditions of Initial Purchasers' Obligations...........22
            (a)      Opinions of Counsel for Company.........................23
            (b)      Opinion of Counsel for Initial Purchasers...............23
            (c)      Officers' Certificate...................................23
            (d)      Accountant's Comfort Letter and Consent.................23
            (e)      Bring-down Comfort Letter...............................24
            (f)      Maintenance of Rating...................................24
            (g)      PORTAL..................................................24
            (h)      Registration Rights Agreement...........................24
            (i)      Credit Agreement........................................24
            (j)      Recapitalization........................................24
            (k)      Recapitalization Opinions...............................25
            (l)      Additional Documents....................................25
            (m)      Termination of Agreement................................25
      SECTION 6.     Indemnification.........................................25

            (a)      Indemnification of Initial Purchasers...................25
            (b)      Indemnification of Company and Directors................27
            (c)      Actions against Parties; Notification...................27
            (d)      Settlement without Consent if Failure to Reimburse......28
      SECTION 7.     Contribution............................................28
      SECTION 8.     Representations, Warranties and Agreements to Survive
                     Delivery................................................29
      SECTION 9.     Termination of Agreement................................30
            (a)      Termination; General....................................30
            (b)      Liabilities.............................................30
      SECTION 10.    Default by One or More of the Initial Purchasers........30
      SECTION 11.    Notices.................................................31
      SECTION 12.    Parties.................................................31
      SECTION 13.    GOVERNING LAW AND TIME..................................32
      SECTION 14.    Effect of Headings......................................32

                                  $150,000,000

                            CANBERRA INDUSTRIES, INC.
                   (to be renamed Packard BioScience Company upon consummation of the Recapitalization)

                            (a Delaware corporation)

                               PURCHASE AGREEMENT

                                                               February 21, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BancAmerica Securities, Inc.
CIBC Wood Gundy Securities Corp.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

      Canberra Industries, Inc., a Delaware corporation (to be renamed Packard BioScience Company upon consummation of the Recapitalization (as defined below) (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $150,000,000 aggregate principal amount of the Company's 9 3/8% Senior Subordinated Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of March 4, 1997 (the "Indenture") between the

Company and The Bank of New York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

      The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

      The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated February 5, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated February 21, 1997 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

      The holders of the Securities will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file, as soon as practicable after the Closing Time but in any event within 45 days of the Closing Time, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the 1933 Act.

      As described in the Offering Memorandum, the Company has entered into a Recapitalization and Stock Purchase Agreement (the "Recapitalization Agreement"), dated as of November 26, 1996, by and among the Company, CII Acquisition LLC ("CII") and each of the management stockholders party thereto, to effect a recapitalization of the Company (the "Recapitalization"). Pursuant to the Recapitalization Agreement, the Company has conducted a tender offer (the "Tender Offer") pursuant to an offer to purchase (the "Offer to Purchase"), dated as of January 29, 1997, to repurchase for $22.25 per share certain shares of the Company's common stock, par value $.01 per share (the "Common Stock") held by all stockholders of the Company other than certain management stockholders (the "Non-Management Stockholders"). Certain other continuing stockholders will retain certain of their shares of Common Stock in the Recapitalization. The Company will also cancel all options to purchase shares of Common Stock held by the Non-Management Stockholders in exchange for $22.25 per option less the exercise price thereof. In addition, CII will acquire shares of Common Stock from the Company and certain shares of Common Stock held by the management stockholders for an aggregate of approximately $71.5 million and the management stockholders and the continuing stockholders will retain certain shares of Common Stock and certain existing options to purchase shares of Common Stock such that, upon consummation of the Recapitalization, CII will own approximately 70% of the outstanding Common Stock and the management stockholders and the continuing stockholders collectively will own approximately 30% of the outstanding Common Stock. The Tender Offer will be closed, and the Common Stock validly tendered and not withdrawn by Non-Management Stockholders, will be purchased by the Company, concurrently with the acquisition of Common Stock by CII. Simultaneously with the closing of the Recapitalization, Stonington Capital Appreciation 1994 Fund, L.P. will make a capital contribution of approximately $71.5 million to CII to fund CII's obligations under the Recapitalization Agreement.

      Simultaneously with the closing of the Recapitalization, the Company will enter into a credit agreement (the "New Credit Agreement") with Bank of America National Trust and Savings Association, as administrative agent, Canadian Imperial Bank of Commerce, as documentation agent, BancAmerica Securities, Inc. and CIBC Wood Gundy Securities Corp., as co-arrangers and co-syndication agents, and the lenders named therein. The New Credit Agreement will provide for a six-year term loan facility in the amount of $40 million and a revolving credit facility aggregating $75 million.

      In the event that less than all of the Common Stock held by Non-Management Stockholders are validly tendered and not withdrawn in the Tender Offer, the Recapitalization Agreement provides that the parties may effect a merger (the "Merger") of a merger subsidiary organized by CII with and into the Company simultaneously with the Recapitalization, pursuant to which Common Stock held by such non-tendering Non-Management Stockholders would be exchanged for cash at a price per share equivalent to that being offered in the Tender Offer. It is expected that the closing of the Merger would occur simultaneously with the closing of the Tender Offer and the Recapitalization. The Company and the merger subsidiary organized by CII have entered into a merger agreement (the "Merger Agreement") providing for the Merger and holders of more than 50% of the outstanding shares of Common Stock have executed support agreements ("Support Agreements") consenting to, and agreeing to vote in favor of, the Merger.

      The Recapitalization, the Tender Offer, the Offer to Purchase, the New Credit Agreement, the offering, sale and issuance of the Securities, and the transactions and ancillary agreements related to each of the foregoing, and, if the Merger is effected, the Merger, the Merger Agreement and the Support Agreements, are collectively referred to herein as the "Transactions."

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

            (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

            (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its Subsidiaries (as defined herein) within the meaning of Regulation S-X under the 1933 Act.

            (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be stated therein or in the notes thereto). The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto and the other pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements included in a registration statement under the 1933 Act and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company's knowledge, the Recapitalization may be accounted for as a "recapitalization" for financial reporting purposes.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby (including in connection with the Transactions), (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, and the DTC Agreement and to enter into and consummate the Transactions as described in the Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

            (vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

            (viii) Capitalization. All of the shares of outstanding capital stock of the Company have been, and upon consummation of the Recapitalization will be, duly authorized and validly issued and fully paid and non-assessable; no person has an enforceable right to have shares of capital stock issued to them as a result of preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise.

            (ix) Authorization of Agreements. This Agreement has been and, as of the Closing Time, each of the Registration Rights Agreement and the DTC Agreement will have been, duly authorized, executed and delivered by the Company. Upon the execution thereof by the Company (and assuming the due authorization, execution and delivery by the other parties thereto), each of the Registration Rights Agreement and the DTC Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnification and contribution may be limited under applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xi) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated and issued in the manner provided for in the Indenture and delivered against payment of the purchase price therefor (and assuming the due authorization, execution and delivery of the Indenture by the Trustee), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Securities have been duly authorized and, when executed and authenticated and issued and delivered by the Company in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xii) Authorization of the New Credit Agreement. The New Credit Agreement has been duly authorized by the Company and the Subsidiaries party thereto and, at the Closing Time, will have been duly executed and delivered by the Company and such Subsidiaries and (assuming due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xiii) Authorization of the Recapitalization. The Recapitalization Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Merger Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties thereto), constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Tender Offer, the Offer to Purchase, each of the other Transactions and the related transactions and agreements described in the Offering Memorandum have been duly authorized by the Company.

            (xiv) Description of the Securities, the Indenture and the Transactions. The Securities, the Indenture, the Registration Rights Agreement, the Recapitalization Agreement, the Merger Agreement, the Offer to Purchase, the New Credit Agreement and the Support Agreements conform or upon the consummation of the Recapitalization will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and are or upon the consummation of the Recapitalization will be in substantially the respective forms previously delivered to the Initial Purchasers. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum and the Registration Statement (as defined in the Registration Rights Agreement) at the time it becomes effective.

            (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties, except in each case for such defaults or violations that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Exchange Securities, the Recapitalization Agreement, the Offer to Purchase, the Merger Agreement (if the Merger is consummated), the New Credit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum or in connection with the Transactions and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering

      Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and in connection with the Transactions do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments, except with regard to liens, charges and encumbrances as disclosed in the Offering Memorandum in connection with the New Credit Agreement, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

            (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's or any of the Company's Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

            (xvii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation, in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary thereof which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, would reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder or under the Securities or Exchange Securities or the consummation of any of the Transactions or any portion thereof.

            (xviii) Possession of Intellectual Property. The Company and its Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them or as contemplated to be operated upon consummation of the Recapitalization, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

            (xix) License Agreements. All of the agreements pursuant to which the Company or any of its Subsidiaries license Intellectual Property from third parties (the "License Agreements") have been duly authorized, executed and delivered by the Company or such Subsidiary and (assuming due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Company nor any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, nor has the Company or any of its Subsidiaries received notice from any third party that the Company or any of its Subsidiaries is in violation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any such License Agreement, except for any violation or default which, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            (xx) Absence of Further Requirements. Except as disclosed in the Offering Memorandum, and other than (i) any approvals of the Nuclear Regulatory Commission and similar state agencies, which have been received, (ii) customary filings pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, (iii) registration under the 1933 Act of the Exchange Securities (including filings with the NASD), (iv) qualification of the Indenture under the Trust Indenture Act of 1939, as amended, upon consummation of the Exchange Offer, and (v) registration or qualification under state securities or "blue sky" laws in connection with the offer and sale of the Securities or the Exchange Securities, and subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 2, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Exchange Securities, the Recapitalization Agreement, the New Credit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the Transactions and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds").

            (xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess all governmental permits, licenses, approvals, consents, certificates and other authorizations (including, without limitation, all licenses and permits required by the Nuclear Regulatory Commission and state, local and foreign agencies or other governmental authorities or bodies charged with supervising the Company's or its Subsidiaries' nuclear activities) (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them respectively or as contemplated to be conducted upon consummation of the Recapitalization in the manner described in the Offering Memorandum, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Company, pending or threatened actions, suits, claims or proceedings against the Company or any Subsidiary before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

            (xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxiii) Tax Returns. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

            (xxiv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

            (xxv) Solvency. The Company is, and immediately after the Closing Time and the consummation of the Recapitalization will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

            (xxvi) Stabilization or Manipulation. Neither Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and
      (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum or other materials, if any, permitted by the 1933 Act and approved by the Representative.

            (xxvii) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
      (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses and for the businesses contemplated to be conducted upon consummation of the Recapitalization in the manner described in the Offering Memorandum under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events, facts or circumstances of which the Company is aware that might reasonably be expected to form the basis of any liability or obligation of the Company or any of its Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or Environmental Laws.

            (xxviii) Registration Rights. There are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who in connection with the issuance, sale and delivery of the

      Securities and the Exchange Securities, if any, and the execution, delivery and performance of this Agreement and the Registration Rights Agreement, have the right to request the Company to register securities held by them under the 1933 Act.

            (xxix) Accounting Controls. The Company and its consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
      Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xxxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (xxxii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system. The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

            (xxxiii) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers and their respective Affiliates, as to whom the

      Company makes no representation, warranty or agreement) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xxxiv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
      Section 2, and assuming that the representations and warranties contained in the Transferee Letters of Representation (substantially in the form of Appendix A to the Offering Memorandum) completed by Accredited Investors purchasing Securities are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors with the agreements in such Transferee Letters of Representation, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

            (xxxv) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation, warranty or agreement) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation, warranty or agreement) has complied and will comply with the offering restrictions requirement of Regulation S.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

      (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Wachtell, Lipton, Rosen & Katz, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. on the seventh business day after the date hereof (unless postponed in accordance with the provisions of Section
10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

      (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; (iii) will offer and sell the Securities only to (A) institutional investors that are reasonably believed by it to qualify as Accredited Investors, (B) institutional investors that are reasonably believed by it to qualify as Qualified Institutional Buyers or (C) non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act; and (iv) will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

      (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

      SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

      (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as such Initial Purchaser may reasonably request.

      (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

      (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers (which consent will not be unreasonably withheld).

Neither the consent of the Initial Purchasers to, nor the Initial Purchaser's delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

      (d) Termination of Provisions. Notwithstanding any provision of paragraph
(b) or (c) to the contrary, however, the Company's obligations under paragraphs
(b) and (c) shall terminate on the earliest to occur of (i) consummation of the Exchange Offer pursuant to the Registration Rights Agreement, (ii) the effective date of a shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement and (iii) the date upon which no Initial Purchaser nor any of their respective affiliates continues to hold Securities acquired as part of their initial distribution.

      (e) Qualification of Securities for Offer and Sale. The Company will use its best efforts to register or qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each Initial Purchaser to consummate the disposition in each such jurisdiction of such Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (f) Integration. The Company agrees that it will not and will cause its affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

      (g) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information").

      (h) Restriction on Resales. Until the expiration of three years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

      (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (other than the Exchange Securities).

      (k) DTC Clearance. The Company will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through DTC.

      (l) Legends. Each certificate for a Security will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

      (m) Interim Financial Statements. Prior to the Closing Time, the Company shall furnish to the Initial Purchasers copies of any unaudited interim financial statements of the Company, promptly after they have been completed, for any periods subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

      (n) Periodic Reports. For a period of five years after the Closing Time, the Company will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company generally to the holders of the Securities or to security holders of its publicly issued securities generally.

      (o) Recapitalization Documents. The Company will provide the Initial Purchasers with a complete set of closing documents and opinions in connection with the Recapitalization, the Transactions, the New Credit Agreement, and the Merger, if any, and will provide the Initial Purchasers with drafts of such documents in substantially final form prior to the Closing Time.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum and the Registration Statement (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the preliminary prospectuses and the prospectus to be contained in the Registration Statement,
(ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the blue sky survey, any supplement thereto and any legal investment survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities and the listing of the Securities with the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") market, and (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities. Except as provided in this Section 4(a) and Section 4(b) below, the Initial Purchasers shall pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on the sale of securities by them.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

      SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Opinions of Counsel for the Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of Day, Berry & Howard, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

      (b) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain matters set forth in (i), (ii), (vi), (vii), (viii), (xi), (xii), (xiii), (xviii) and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (c) Officers' Certificate. At the Closing Time, (i) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iii) the representations and warranties of the Company in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Executive Officer of the Company and the chief financial or accounting officer of the Company, dated as of the Closing Time, to such effect.

      (d) Accountant's Comfort Letter and Consent. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representative or to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and in the form of Exhibit B attached hereto. Arthur Andersen LLP shall include either in such letter or in a separate writing a consent to the inclusion of its report in the Offering Memorandum and to the reference to it under the caption "Experts" in the Offering Memorandum.

      (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B3 by Moody's Investors Service, Inc. ("Moody's") and B- by Standard & Poor's Corporation ("S&P"), and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

      (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

      (h) Registration Rights Agreement and Indenture. The Company shall have duly authorized, executed and delivered the Registration Rights Agreement and the Indenture, in each case in a form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

      (i) Credit Agreement. The Company and the parties to the New Credit Agreement shall have duly authorized, executed and delivered the New Credit Agreement in substantially the form previously delivered to the Initial Purchasers and as outlined in the Offering Memorandum under the caption "Description of the New Credit Agreement" and all conditions necessary for the effectiveness of the New Credit Agreement shall have been satisfied.

      (j) Recapitalization. The Company shall have consummated the Tender Offer and the other Transactions in all material respects, in each case as described in the Offering Memorandum. The Company shall have received all necessary governmental and contractual consents and approvals outlined in the schedules to the Recapitalization Agreement, including without limitation the consent of the Nuclear Regulatory

Commission to the change of control of the Company, except to the extent that the failure to obtain any such consent or approval would not reasonably be expected to have a Material Adverse Effect. The Company shall have entered into a stockholders agreement, and shall have entered into employment agreements with certain of its executive officers, in each case as described in the Offering Memorandum.

      (k) Recapitalization Opinions. At the Closing Time, all legal opinions delivered by counsel to the Company pursuant to the New Credit Agreement and the Recapitalization Agreement shall also be addressed to and delivered to the Initial Purchasers or, alternatively, shall state that the Initial Purchasers may rely on such legal opinions as if they were directly addressed to the Initial Purchasers. At the Closing Time, the Solvency Opinion delivered by the Company to CII Acquisition LCC pursuant to the Recapitalization Agreement shall also be addressed to and delivered to the Initial Purchasers or, alternatively, shall state that the Initial Purchasers may rely on such Solvency Opinion as if it was directly addressed to the Initial Purchasers.

      (l) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

      (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

      SECTION 6.  Indemnification.

      (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch except to the extent otherwise expressly provided in Section 6(c) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in any Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement thereto); provided, further, that such indemnify with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or any persons controlling such Initial Purchaser) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Offering Memorandum (or the Final Offering Memorandum as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(a) and 3(c) hereof and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum (or any amendment or supplement thereto) was corrected in the Final Offering Memorandum (or the Final Offering Memorandum as amended or supplemented).

      (b) Indemnification of Company and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933

Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum or Final Offering Memorandum (or amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in such Preliminary Offering Memorandum or Final Offering Memorandum (or amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

      The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company who would be required to sign a registration statement on Form S-1 and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

      (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

      No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Bennett Rosenthal, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob; notices to the Company shall be directed to it at 800 Research Parkway, Meriden, Connecticut 06450, attention of Emery Olcott, with copies to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, attention of Andrew Brownstein, and Day, Berry & Howard, City Place I, 185 Asylum Street, Hartford, Connecticut 06103-3499, attention of Paul F. McAlenney.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors.

Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 14. Effect  of  Headings.   The  Article  and  Section  headings
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart, hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        CANBERRA INDUSTRIES, INC.

                                        By /s/ Emery G. Olcott
                                           ----------------------------
                                            Name:  Emery G. Olcott
                                            Title: President

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BancAmerica Securities, Inc.
CIBC Wood Gundy Securities Corp.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By /s/ Christopher G. Turner
   -------------------------------------
           Authorized Signatory

For itself and the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                    Principal
                                                                    Amount of
      Name of Initial Purchaser                                     Securities
      -------------------------                                     ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.......................................   $105,000,000
BancAmerica Securities, Inc....................................     22,500,000
CIBC Wood Gundy Securities Corp................................     22,500,000

                                                                  ------------
Total                                                             $150,000,000
                                                                  ============


                                   Sch A - 1

                                   SCHEDULE B

                            CANBERRA INDUSTRIES, INC.
                   (to be renamed Packard BioScience Company upon consummation of the Recapitalization)

                 $150,000,000 Senior Subordinated Notes due 2007

      1 The initial offering price of the Securities in the private placement shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

      2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97% of the principal amount thereof.

      3. The interest rate on the Securities shall be 9 3/8% per annum.

      4. The interest payment dates of the Securities shall be March 1 and September 1 of each year, commencing September 1, 1997.

      5. The Securities will be subject to redemption at any time on or after March 1, 2002, at the option of the Company, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning March 1 of the years indicated below:

                                              Redemption
                             Year               Price
                             ----             ----------

                             2002              104.688%
                             2003              103.125%
                             2004              101.563%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).


                                   Sch B - 1

      6. At any time on or prior to March 1, 2000, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 30% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 109.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least $105 million aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption.


                                   Sch B - 2